Exhibit 99.1

Monotype Appoints Anthony Callini as Chief Financial Officer

Experienced Financial Executive Hired to Advance Company’s Financial Performance, Strategy and Growth

WOBURN, Mass., January 3, 2017 — Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leader in helping to empower expression and engagement through type, technology and expertise, today announced it has appointed Anthony Callini as the company’s new Chief Financial Officer and Executive Vice President. As a member of the executive team reporting to President and CEO Scott Landers, Callini will be tasked with advancing Monotype’s financial performance, strategy, operations and EBITDA growth. Callini will also work closely with the executive team to evolve and execute the company’s strategic and operational business plans. He succeeds Landers, who was serving as interim Chief Financial Officer.

“Tony has significant experience leading innovative companies through periods of growth and transformation that will help tremendously as we scale our business. He also brings a wealth of knowledge and skill to Monotype, having managed or worked in virtually every financial discipline,” said Landers. “Tony has strong industry knowledge of our markets, and of the creative space in particular, that will help us continue our transformation and capitalize on new opportunities. I am confident that with Tony’s leadership, we will strengthen our finance organization and bring a new level of rigor and metrics to managing our business.”

Callini has extensive financial and operational leadership experience in transforming publicly traded technology companies. Prior to joining Monotype, Callini served from 2013 to 2016 as the Senior Vice President of Finance at Avid Technologies, the world’s leading provider of audio and video technology for media organizations and independent professionals. As a member of the management team, Callini had broad financial leadership responsibilities, including strategic planning, M&A strategy and operational restructuring. From 2004 to 2013, Callini held a number of financial leadership positions at Open Solutions, Inc., a high-growth publicly traded software and services company, most recently as the Senior Vice President – Finance and Treasurer. Under his financial leadership, the business scaled from $80 million to over $400 million in revenue. Prior to Open Solutions, Callini held financial leadership positions with Ernst & Young LLP and Arthur Andersen LLP.

In his new role, Callini will be responsible for directing investor relations, external SEC and internal reporting, financial planning and analysis, and establishing and reporting key performance metrics to assist in the ongoing management of operations. He will also be responsible for the financial modeling of prospective and new business initiatives for Monotype.

“It is truly exciting to be joining Monotype during this pivotal point in the company’s history, and I am eager to work with the executive team to lead the next phase of the business’ growth and transformation,” said Callini. “From my experience working in the creative space, I understand the increased, holistic value that Monotype can bring to customers worldwide. I am looking forward to maximizing that opportunity on behalf of the company’s customers, employees and design partners, and ultimately to driving even more value for shareholders.”

Forward-looking statements

This press release may contain forward-looking statements including those related to the company’s future revenues and operating results; the execution of the company’s product, growth and expansion strategies; and anticipated business momentum and impact of management changes that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s ability to integrate existing products, services and employees from acquired companies or expand products and services offered through acquired companies in a timely manner or at all; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets, including the availability of credit. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent filings including filings on Form 10-Q and Form 8-K. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.

About Monotype

Monotype is a leader in empowering expression and engagement through a combination of type, technology and expertise. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2017 Monotype Imaging Holdings Inc. All rights reserved.

Contacts

Monotype:

Andy Rodger, 781-782-9335

andrew.rodger@monotype.com

or

Investor Relations:

Chris Brooks, 781-970-6120

chris.brooks@monotype.com